Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the amended Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, High Grade Mining Corp. and to the reference to my firm in the "Opinion of Counsel."

DATED this 22nd day of March, 2006.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak